Exhibit 4.4

EXECUTION COPY

ITC HOLDINGS CORP.

to

BNY MIDWEST TRUST COMPANY,

as Trustee

First Supplemental Indenture

Dated as of July 16, 2003

Supplemental to the Indenture

dated as of July 16, 2003

Establishing a series of Securities

designated 5.25% Senior Notes Due July 15, 2013

FIRST SUPPLEMENTAL INDENTURE, dated as of July 16, 2003 (herein called the “First Supplemental Indenture”), between ITC Holdings Corp., a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the “Company”), and BNY Midwest Trust Company, as Trustee under the Original Indenture referred to below (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of July 16, 2003 (hereinafter called the “Original Indenture”), to provide for the issuance from time to time in one or more series of its debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), the form and terms of which are to be established as set forth in Sections 2.1 and 3.1 of the Original Indenture;

WHEREAS, Section 9.1 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, establish the form and terms of the Securities of any series as permitted in Sections 2.1 and 3.1 of the Original Indenture;

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $267,000,000 to be designated the “5.25% Senior Notes due July 15, 2013”, and all action on the part of the Company necessary to authorize the issuance of the Senior Notes (as hereinafter defined) under the Original Indenture and this First Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Senior Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this First Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and of the acceptance and purchase of the Senior Notes by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Senior Notes (as hereinafter defined), as follows:

ARTICLE ONE

DEFINITIONS

Except to the extent such terms are otherwise defined in this First Supplemental Indenture or the context clearly requires otherwise, all terms used in this First Supplemental Indenture which are defined in the Original Indenture or the form of Senior Note (as hereinafter defined) attached hereto as Exhibit A, have the meanings assigned to them therein.

In addition, as used in this First Supplemental Indenture, the following terms have the following meanings:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.35%.

“Agent Member” has the meaning given to such term in Section 2.8(a) hereof.

“Clearstream” has the meaning given to such term in Section 2.2(c) hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Definitive Securities” has the meaning given to such term in Section 2.2(d) hereof.

“Depositary” means DTC, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

“Distribution Compliance Period” has the meaning given to such term in Section 2.2(c) hereof.

“DTC” means The Depository Trust Company, a New York corporation, having a principal office at 55 Water Street, New York, New York 10041-0099.

“Euroclear” has the meaning given to such term in Section 2.2(c) hereof.

“Global Securities” has the meaning given to such term in Section 2.2(c) hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Initial Purchasers” means Credit Suisse First Boston LLC.

“Issue Date” means the date on which the Senior Notes are originally issued.

“Make-Whole Price” has the meaning given to such term in Article Three hereof.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Permanent Regulation S Global Security” has the meaning given to such term in Section 2.2(C) hereof.

“QIB” has the meaning given to such term in Section 2.2(d) hereof.

“Reference Treasury Dealer” means each of Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated, and their respective successors; provided, however, that if any of the foregoing is not a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will appoint another Primary Treasury Dealer as a substitute.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such redemption date.

“Regulation S” means Regulation S promulgated under the Securities Act, as amended.

“Regulation S Definitive Security” has the meaning given to such term in Section 2.2(d) hereof.

“Regulation S Global Security” has the meaning given to such term in Section 2.2(c) hereof.

“Regulation S Securities” means Securities offered and sold as part of their initial distribution to persons outside the United States in accordance with Regulation S under the Securities Act.

“Restricted Definitive Securities” has the meaning given to such term in Section 2.2(d) hereof.

“Restricted Global Security” has the meaning given to such term in Section 2.2(b) hereof.

“Restricted Legend” has the meaning given to such term in Section 2.6(a) hereof.

“Restricted Securities” has the meaning given to such term in Section 2.6(a) hereof.

“Rule 144A” means Rule 144A under the Securities Act, as may be amended.

“Rule 144A Definitive Securities” has the meaning given to such term in Section 2.8(b) hereof.

“Senior Notes” means the 5.25% Senior Notes due July 15, 2013 issued in accordance with clause (iii) of Section 2.3 hereof treated as a single series of securities for all purposes, as amended or supplemented from time to time in accordance with the terms of this First Supplemental Indenture and the Original Indenture, that are issued pursuant to this First Supplemental Indenture.

“Temporary Regulation S Global Security” has the meaning given to such term in Section 2.2(c) hereof.

ARTICLE TWO

TERMS AND ISSUANCE OF THE 5.25% SENIOR NOTES DUE JULY 15, 2013

Section 2.1.  Issue of Senior Notes.  A series of Securities which shall be designated the “5.25% Senior Notes due July 15, 2013” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of, the Original Indenture and this First Supplemental Indenture (including the form of Senior Notes set forth hereto as Exhibits A). The aggregate principal amount of the Senior Notes which may be authenticated and delivered under this First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, initially exceed $267,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the Senior Notes, issue additional Senior Notes, which additional Senior Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Senior Notes.

Section 2.2.  Form of Senior Notes; Incorporation of Terms.  (a) The Senior Notes issued in transactions exempt from registration under the Securities Act shall be substantially in the form of Exhibit A attached hereto.  The Senior Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage.  The terms of the Senior Notes set forth in Exhibit A are herein incorporated by reference and are part of the terms of this First Supplemental Indenture.

(b)  The Senior Notes offered and sold in reliance on Rule 144A shall be issued, and will only be available, in the form of one or more Global Securities substantially in the form of Exhibit A attached hereto with such applicable legends as are provided for in Section 2.6  (each, a “Restricted Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided.  The Restricted Global Security shall be in definitive, fully registered form without coupons and be registered in the name of DTC and deposited with BNY Midwest Trust Company, at its corporate trust office, as custodian for DTC.  The aggregate principal amount of any Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 2.9 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security.

(c)  The Senior Notes offered and sold outside the United States in reliance on Regulation S shall be issued, and will only be available, initially in the form of one or more temporary global Securities substantially in the form of Exhibit A hereto with such applicable legends as are provided for in Section 2.6 (the “Temporary Regulation S Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided.  Beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Restricted Global Security, the permanent Regulation S Global Securities substantially in the form of Exhibit A hereto (each, a “Permanent Regulation S Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided or a Definitive Security prior to the expiration of the Distribution Compliance period and then only upon certification in accordance with Rule 903(b)(3)(ii)(B) under the Securities Act, in form reasonably satisfactory to the Trustee, to the effect that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act.  The Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as the “Regulation S Global Security”.  The Regulation S Global Securities shall be in definitive, fully registered form without coupons and be registered in the name of DTC and deposited with BNY Midwest Trust Company, at its corporate trust office, as custodian for DTC, for credit initially and during the Distribution Compliance Period to the respective accounts of beneficial owners of such Securities (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear System (“Euroclear”) or Clearstream Luxembourg, a société anonyme (“Clearstream”).  As used herein, the term “Distribution Compliance Period”, with respect to the Regulation S Global Securities offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Closing Date.  The aggregate principal amount of any Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 2.9 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security.  The Restricted Global Security and Regulation S Global Security are sometimes collectively referred to herein as the “Global Securities”.

(d)  Senior Notes offered and sold to any Institutional Accredited Investor that is not a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”) in a transaction exempt from registration under the Securities Act (and other than as described in Section 2.2(c)) shall be issued substantially in the form of Exhibit A hereto in definitive, fully registered form without coupons with such applicable legends as are provided for in Section 2.6 (the “Restricted Definitive Securities”) duly executed by the Company and duly authenticated by the Trustee as herein provided.  Securities issued pursuant to Section 2.8(b) in exchange for interests in a Regulation S Global Security shall be issued in definitive, fully registered form without interest coupons (the “Regulation S Definitive Securities”).  Securities issued pursuant to Section 2.8(b) in exchange for interests in a Restricted Global Security or a Regulation S Global Security shall be issued in the form of definitive Global Securities (the “Rule 144A Definitive Securities”).  The Restricted Definitive Securities, the Rule 144A Definitive Securities and the Regulation S Definitive Securities are sometimes collectively referred to herein as the “Definitive Securities”.

Section 2.3.  Execution and Authentication.  The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this First Supplemental Indenture, shall authenticate and deliver Senior Notes for original issue in an initial aggregate principal amount of $267,000,000.  Such Company Order shall specify the amount of the Senior Notes to be authenticated, the date on which the original issue of Senior Notes is to be authenticated and the aggregate principal amount of Senior Notes outstanding on the date of authentication.  All of the Senior Notes issued under this First Supplemental Indenture shall be treated as a single series for all purposes under the Original Indenture and this First Supplemental Indenture, including, without limitation, waivers, amendments, and offers to purchase.

Section 2.4.  Depositary for Global Securities.  The Depositary for the Securities of the series of which this Security is a part shall be The Depository Trust Company in the City of New York.

Section 2.5.  Place of Payment.  The Place of Payment in respect of the Senior Notes will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee in The City of New York, State of New York, which, at the date hereof, is located at 101 Barclay Street, New York, New York 10286.

Section 2.6.  Legends.

(a)                                  All Senior Notes issued pursuant to this First Supplemental Indenture shall be “Restricted Securities” and shall bear a legend to the following effect (the “Restricted Legend”) except as permitted by the following paragraphs (b) and (c), as appropriate:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE

WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

Each Restricted Definitive Security shall bear the following legend on the face thereof:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Temporary Regulation S Global Security shall bear the following legend on the face thereof:

“EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME”

(b)                                 Upon any sale or transfer of a Restricted Security pursuant to Rule 144 under the Securities Act, the Depositary shall, subject to approval by the Company and the provisions of Section 3.5 of the Original Indenture, permit the Holder thereof to request the issuance of a global Senior Note that does not bear one or more of the legends set forth above and rescind any restrictions on the transfer of such Restricted Security, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Depositary.

Section 2.7.  Restrictions on Transfer and Exchange of Senior Notes.

All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be valid obligations of the Company, evidencing the same interest therein, and entitled to the same benefits under the Original Indenture and this First Supplemental Indenture, as the Senior Notes surrendered upon such registration of transfer or exchange.

A Holder may transfer a Senior Note, or request that a Senior Note be exchanged for Senior Notes in authorized denominations and in an aggregate principal amount equal to the principal amount of such Senior Note surrendered for exchange of other authorized denominations, by surrender of such Senior Notes to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Original Indenture and this First Supplemental Indenture, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Security Registrar.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Register.  Prior to the registration of any transfer of a Senior Note by a Holder as provided herein, the Company, the Security Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Security is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Security and for all other purposes, and none of the Company, the Security Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary.  Furthermore, DTC shall, by acceptance of a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in the Senior Note shall be required to be reflected in a book-entry.  When Senior Notes are presented to the Security Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Senior Note in a principal amount equal to the aggregate principal amount of Senior Notes surrendered for exchange, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute, and the Trustee shall authenticate, Senior Notes at the Security Registrar’s request.  No service charge shall be made to a Holder for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Senior Notes.  All Senior Notes surrendered for registration of transfer or exchange shall be cancelled by the Trustee in accordance with its then customary procedures.

Section 2.8                                      Book-Entry Provisions for Restricted Global Securities and Regulation S Global Securities.

(a)                                  Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Original Indenture, this First Supplemental Indenture and the Senior Notes with respect to any Global Security held on their behalf by DTC, or BNY Midwest Trust Company as its custodian, and DTC may be treated by the Company, the Trustee and any agent of the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.  Upon the issuance of any Global Security, the Security Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Security.

(b)                                 Transfers of any Global Security shall be limited to transfers of such Restricted Global Security or Regulation S Global Security in whole, but not in part, to DTC.  Beneficial interests in the Restricted Global Security and any Regulation S Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.9.  Beneficial interests in a Restricted Global Security or a Regulation S Global Security shall be delivered to all beneficial owners thereof in the form of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, if (i) DTC notifies the Trustee that it is unwilling or unable to continue as depositary for such Restricted Global Security or Regulation S Global Security, as the case may be, and a successor depositary is not appointed by the Trustee within 90 days of such notice, and (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Global Security with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Security advise the Trustee, the Company and DTC through Agent Members in writing that the continuation of a book-entry system through DTC or its successor is no longer in their best interests.

(c)                                  Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon such transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(d)                                 In connection with the transfer of an entire Restricted Global Security or an entire Regulation S Global Security to the beneficial owners thereof pursuant to paragraph (b) of this Section 2.8, such Restricted Global Security or Regulation S Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Restricted Global Security or Regulation S Global Security, as the case may be, an equal aggregate principal amount of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, of authorized denominations.  None of the Company, the Security Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions.  Upon the issuance of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, the Company and the Trustee shall recognize the Person in whose name the Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, are registered in the Register as Holders hereunder.

(e)                                  Any Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, delivered in exchange for an interest in the Restricted Global Security pursuant to paragraph (b) of this Section 2.8 shall, except as otherwise provided by paragraph (e) of Section 2.9, bear the Restricted Legend.

(f)                                    Prior to the expiration of the Distribution Compliance Period, any Regulation S Definitive Security delivered in exchange for an interest in a Regulation S Global Security pursuant to paragraph (b) of this Section 2.8 shall bear the Restricted Legend.

(g)                                 The registered holder of any Restricted Global Security or Regulation S Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Original Indenture or this First Supplemental Indenture or the Securities.

(h)                                 Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.

Section 2.9                                      Special Transfer Provisions.

The following provisions shall also apply to the Senior Notes:

(a)                                  Transfers to Non-QIB Institutional Accredited Investors.  The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Note to any Institutional Accredited Investor that is neither a QIB nor a Non-U.S. Person:

(i)                                     The Security Registrar shall register the transfer of any Senior Note, whether or not bearing the Restricted Legend, only if (x) the requested transfer is at least two years after the later of the (A) Closing Date and (B) the last date on which such Senior Note was held by the Company or any affiliate of the Company or (y) the proposed transferor is an Initial Purchaser who is transferring Senior Notes purchased under the Purchase Agreement and the proposed transferee has delivered to the Security Registrar a letter substantially in the form of Exhibit C hereto and the aggregate principal amount of the Senior Notes being transferred is at least $100,000.  Except as provided in the foregoing sentence, the Security Registrar shall not register the transfer of any Senior Note to any Institutional Accredited Investor that is neither a QIB nor a Non-U.S. Person.

(ii)                                  If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Security, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with DTC’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver to the transferor or at its direction, one or more Restricted Definitive Securities of like tenor and amount.

(b)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Senior Note to a QIB (excluding Non-U.S. Persons):

(i)                                     If the Senior Note to be transferred consists of a Restricted Definitive Security, or of an interest in any Regulation S Global Security during the Distribution Compliance Period, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Senior Note stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(ii)                                  Upon receipt by the Security Registrar of the documents required by clause (i) above and instructions given in accordance with DTC’s and the Security Registrar’s procedures therefor, the Security Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Security in an amount equal to the principal amount of the Restricted Definitive Securities or interests in such Regulation S Global Security, as the case may be, being transferred, and the Trustee shall cancel such Definitive Securities or decrease the amount of such Regulation S Global Security so transferred.

(c)                                  Transfers of Interests in the Temporary Regulation S Global Security, the Permanent Regulation S Global Security or the Regulation S Definitive Securities.

(i)  After the expiration of the Distribution Compliance Period, the Security Registrar shall register any transfer of interests in any Regulation S Global Security or Regulation S Definitive Security without requiring any additional certification.

(ii) Until the expiration of the Distribution Compliance Period, interests in the Temporary Regulation S Global Security may only be sold, pledged or transferred through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear or Clearstream (as indirect participants in the Depositary) or Agent Members acting for and on behalf of Euroclear and Clearstream only (x) for interests in a Permanent Regulation S Global Security and then only upon certification in form reasonably satisfactory to the Trustee that interests in such Temporary Regulation S Global Security are owned by either Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act or (y) for interests in the Restricted Global Security on if the transferor first delivers to the Trustee a written transfer notice to the effect that the Securities are being transferred to a person (A) who the transferor reasonably believes to be a QIB; (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

(d)                                 Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any registration of any transfer of a Senior Note to a Non-U.S. Person:

(i)                                     Prior to the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer of a Senior Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit B hereto from the proposed transferor.

(ii)                                  After the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Senior Note to be transferred is a Restricted Definitive Security or an interest in a Restricted Global Security, upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.  The Security Registrar shall promptly send a copy of such certificate to the Company.

(iii)                               Upon receipt by the Security Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with DTC’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred, and, upon receipt by the Security Registrar of instructions given in accordance with DTC’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Restricted Definitive Security or the Restricted Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Definitive Security, if any, so transferred or decrease the amount of such Restricted Global Security.

(e)                                  Restricted Legend.  Upon the transfer, exchange or replacement of Senior Notes not bearing the Restricted Legend, the Security Registrar shall deliver Senior Notes that do not bear the Restricted Legend.  Upon the transfer, exchange or replacement of Senior Notes bearing the Restricted Legend, the Security Registrar shall deliver only Senior Notes that bear the Restricted Legend unless either (i) the circumstances contemplated by paragraph (d)(ii) of this Section 2.9 exist or (ii) there is delivered to the Security Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(f)                                    General.  By acceptance of any Senior Note bearing the Restricted Legend, each Holder of such Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in such Restricted Legend and otherwise in this First Supplemental Indenture and agrees that it will transfer such Senior Note only as provided in such Restricted Legend and otherwise in this First Supplemental Indenture.  In connection with any transfer of Senior Notes, each Holder agrees by its acceptance of the Senior Notes to furnish the Security Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article 2; provided that the Security Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

Until such time as no Senior Notes remain Outstanding, the Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.8 or this Section 2.9.  The Trustee, if not the Security Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Until Definitive Securities are ready for delivery, the Company may use temporary Securities.  Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall deliver Definitive Securities in exchange for temporary Securities.

The Company may issue some or all of the Securities in temporary or permanent global form.  The Company may issue a Global Security only to the Depositary.  A Depositary may transfer a Global Security only to its nominee or to a successor Depository.  A Global Security shall represent the amount of Senior Notes specified in the Global Security.  A Global Security may have variations that the Depositary requires or that the Company considers appropriate for such a security.

Beneficial owners of part or all of a Global Security are subject to the rules of the Depository as in effect from time to time.

The Company, the Trustee and their agents shall not be responsible for any acts or omissions of a Depositary, for any Depositary records of beneficial ownership interests or for any transactions between or among the Depositary, Agent Members and beneficial owners.

The Company at any time may deliver Senior Notes to the Trustee for cancellation.  The Paying Agent, if not the Trustee, shall forward to the Trustee any Senior Notes surrendered to them for payment or conversion.  The Trustee shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Senior Notes according to its then customary practices.  The Company may not issue new Senior Notes to replace Senior Notes that it has paid or which have been delivered to the Trustee for cancellation.

Section 2.10.  Restrictions on Liens.  The covenant provided by Section 10.11 of the Original Indenture shall be applicable to the Senior Notes.

Section 2.11.  Restrictions on Sale and Leaseback Transactions.  The covenant provided by Section 10.12 of the Original Indenture shall be applicable to the Senior Notes.

ARTICLE THREE

REDEMPTION

The Senior Notes may be redeemed, in accordance with the procedures set forth in the Original Indenture, on not less than 30 nor more than 60 days’ notice given as provided in the Original Indenture, as a whole or in part, at any time at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date (the “Make-Whole Price”); provided, however, that installments of interest on the Senior Notes that are due and payable on an interest payment date falling on or prior to the relevant redemption date will be payable to the holders of such Senior Notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture.

In the event of a partial redemption of the Senior Notes, the Company will issue new Senior Notes for the unredeemed portion in the name of each Holder of the partially redeemed Senior Notes.

If less than all of the Senior Notes are to be redeemed, the Senior Notes will be redeemed by lot, pro rata by the Trustee or by such method of selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of Senior Notes and portions of Senior Notes in amounts of $1,000 or any integral multiples of $1,000 in excess thereof from the outstanding Senior Notes, in accordance with Section 11.3 of the Original Indenture.

Unless the Company defaults in payment of the redemption price, the portion of Senior Notes called for redemption will no longer accrue interest on and after the redemption date.

ARTICLE FOUR

MISCELLANEOUS

Section 4.1.  Execution as Supplemental Indenture.  This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

Section 4.2.  Conflict with Trust Indenture Act.  This First Supplemental Indenture may, but is not, as of the date first written above, required to be, qualified under and subject to the Trust Indenture Act.  If this First Supplemental Indenture shall become qualified under and subject to the Trust Indenture Act, then if any provision hereof limits, qualifies or conflicts with another provision hereof, or with a provision of the Original Indenture, which is required to be included in this First Supplemental Indenture, or in the Original Indenture, respectively, by any of the provisions of the Trust Indenture Act, such required provision shall control to the extent it is applicable.  Except as expressly provided otherwise herein, any reference herein to a requirement under the Trust Indenture Act shall apply only upon and so long as this First Supplemental Indenture shall become qualified under and subject to the Trust Indenture Act..

Section 4.3.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.4.  Successors and Assigns.  All covenants and agreements by the Company and the Trustee in this First Supplemental Indenture shall bind its successors and assigns, whether so expressed or not.

Section 4.5.  Separability Clause.  In case any provision in this First Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.6.  Benefits of First Supplemental Indenture.  Nothing in this First Supplemental Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 4.7.  Execution and Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.8.  Governing Law.  This First Supplemental Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York except, if this First Supplemental Indenture shall become qualified under and subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ITC HOLDINGS CORP.

By
Name:
Title:

BNY MIDWEST TRUST COMPANY,
as Trustee

By
Name: Roxane Ellwanger
Title: Assistant Vice President

STATE OF MICHIGAN	)
) ss.:
COUNTY OF	)

On this                  day of                  2003, before me personally appeared                                     , to me known to be                                                of ITC Holdings Corp., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said Corporation.

On the          day of                  in the year          before me personally came                                      to me known, who, being by me duly sworn, did depose and say that he resides at                                                               ; that he is                                                            of ITC Holdings Corp., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

, Notary Public

County, Michigan

My Commission expires:

2

STATE OF ILLINOIS	)
) ss.:
COUNTY OF COOK	)

On the 11th day of July in the year 2003 before me, the undersigned, personally appeared Roxane Ellwanger, Assistant Vice President of BNY Midwest Trust Company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Print Name: A. Hernandez

Notary Public, State of Illinois
Commission expires:  July 8, 2006

EXHIBIT A

[FORM OF FACE OF SENIOR NOTES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]*

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN

* To be included on the face of each Global Security.

ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]**

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]***

[EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

** To be included on the face of each Restricted Security and Rule 144A Definitive Security.

*** To be included on the face of each Restricted Definitive Security and Rule 144A Definitive Security.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR SYSTEM OR CLEARSTREAM LUXEMBOURG, A SOCIETE ANONYME]****

ITC HOLDINGS CORP.

5.25% SENIOR NOTES DUE JULY, 2013

$

No.	CUSIP

ISIN

ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of the State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

**** To be included on the face of each Temporary Regulation S Global Security.

                                         or registered assigns, the principal sum of $                                 on July 15, 2013, and to pay interest thereon from July 16, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 2004, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture hereinafter referenced, at the rate of 5.25% per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given as provided in said Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any) and interest on the Securities of this series will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or place of business of the Trustee or its successor in trust under the Original Indenture hereinafter referenced, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; [if this Security is not a Global Security, insert — provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [if this Security is a Global Security, insert—provided, however, that except with respect to payments of principal, payments shall be made by wire transfer of immediately available funds with respect to payments in respect of Global Securities if the Holders thereof have provided wire instructions in respect of such payments to the Company or the Paying Agent].  Holders must surrender Securities to a Paying Agent to collect principal payments..

Reference is hereby made to the further provisions of the Securities of this series set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture (hereinafter referenced), this Security shall not be entitled to any benefits under the Indenture (hereinafter referenced), or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed.

Dated:	ITC HOLDINGS CORP.

BY
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:		,
as Trustee,

By:
Authorized Signatory

[FORM OF REVERSE OF SENIOR NOTE]

This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein sometimes referred to as the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of July 15, 2003, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and BNY Midwest Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities of this series and of the terms upon which the Securities of this series are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $267,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the Securities of this series, issue additional Senior Notes, which additional Senior Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Senior Notes.  By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, aggregate principal amount, Stated Maturity, interest rate or method of calculating the interest rate, redemption provisions and in other respects as therein provided, may be issued in an unlimited amount.

This Senior Note may be redeemed in accordance with the procedures set forth in the Indenture on not less than 30 nor more than 60 days’ notice given as provided in the Indenture, as a whole or in part, at any time at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date (the “Make-Whole Price”); provided, however, that installments of interest on the Senior Notes that are due and payable on an interest payment date falling on or prior to the relevant redemption date will be payable to the holders of such Senior Notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the Indenture.

In the event of a partial redemption of the Senior Notes, the Company will issue new Senior Notes for the unredeemed portion in the name of each Holder of the partially redeemed Senior Notes.

Unless the Company defaults in payment of the redemption price, the portion of Senior Notes called for redemption will no longer accrue interest on and after the redemption date.

If less than all of the Securities of this series are to be redeemed, the Securities of this series will be redeemed on a pro rata basis by the Trustee from the Outstanding Securities of this series.

The Securities are subject to the further redemption provisions and procedures set forth in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Securities of this series and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on the Securities of this series at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender of the Securities of this series for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on the Securities of this series are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of the Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Securities of this series for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Securities of this series are registered as the owner hereof for all purposes, whether or not the Securities of this series be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are not subject to any sinking fund.

Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York, except, if the Indenture shall become qualified under and subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable.

All capitalized terms used but not defined in this Security shall have the meanings assigned to them in the Indenture.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Security Registrar with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL SECURITIES,

EXCEPT REGULATION S GLOBAL SECURITIES AND

REGULATION S DEFINITIVE SECURITIES]

In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or the date two years after the later of the original issuance of this Security or the last date on which this Security was held by ITC Holdings Corp. or any affiliate of ITC Holdings Corp., the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐ (a) the Securities are being transferred to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) (a “QIB”) that purchases for its own account or for the account of one or more QIBs to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act;

or

☐ (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.9 of the Indenture shall have been satisfied.

Date: [ , ]	[Name of Transferor]

By:

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[Form of Regulation S Transfer Certificate]

[Date]

ITC Holdings Corp. (the “Company”)

1901 South Wagner

Ann Arbor, Michigan, 48103-9715

Attention:  General Counsel

BNY Midwest Trust Company (the “Trustee”)

2 N. LaSalle Street

Suite 1020

Chicago, Illinois 60630

Attention:  Corporate Trust Administration

Dear Ladies and Gentlemen:

In connection with our proposed transfer of $                     aggregate principal amount of 5.25% Senior Notes Due July 15, 2013 (the “Notes”) of the Company, we confirm that:

(a)                                  the offer of the Notes was not made to a person in the United States;

(b)                                 either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

(d)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during the Distribution Compliance Period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any

B-1

administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

B-2

EXHIBIT C

[Form of Certificate to be Delivered in Connection with Transfers to

Non-QIB Institutional Accredited Investors]

[Date]

ITC Holdings Corp.

1901 South Wagner
Ann Arbor, Michigan 48103-9715

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010

Dear Sirs:

We are delivering this letter in connection with an offering of $267,000,000 of 5.25% Senior Notes due July 15, 2013 (the “Securities”) of ITC Holdings Corp., a Michigan corporation (the “Company”), all as described in the Confidential Offering Circular (the “Offering Circular”) relating to the offering.

We hereby confirm that:

(i)                  we are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”);

(ii)               (A) any purchase of the Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a “bank”, within the meaning of Section 3(a)(2) of the Securities Act, or a “savings and loan association” or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion,

(iii)            we will acquire Securities having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

(iv)           we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities;

(v)              we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any of the Securities, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States under Regulation S under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

(vi)           we have received a copy of the Offering Circular relating to the offering of the Securities and acknowledge that we have had access to financial and other information, and have been afforded the opportunity to ask questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities; and

(vii)  we understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture, dated as of July 15, 2003, among the Company, BNY Midwest Trust Company (the “Trustee”) as supplemented by the First Supplemental Indenture, dated as of July 15, 2003 among the Company and the Trustee (together, the “Indenture”), relating to the Securities, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Purchased Securities except in compliance with, such restrictions and conditions and the Securities Act.

We understand that the Securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell, pledge or otherwise transfer the Securities within two years after the later of the original issuance of such Securities and the last date on which such Securities are owned by the Company or any affiliate of the Company, the Securities may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person who we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iii) under an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) under an effective registration statement under the Securities Act, in each of cases (i) through (iv), subject to any applicable securities laws of any State of the United States or any other applicable jurisdiction.  We understand that the Security Registrar and transfer agent for the Securities, will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with.  We further understand that any Securities acquired by us will be in the form of definitive physical certificates and that the certificates will bear a legend reflecting the substance of this paragraph.

We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Date:

(Name of Purchaser)

By:

Name:
Title:

Address: